Exhibit 99.01
Green Dot Reports Third Quarter 2010 Financial Results
Monrovia, CA — November 3, 2010 — Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for its third quarter ended September 30, 2010.
“We are happy to report another strong quarter, including a 44% increase in non-GAAP total operating revenues to $94.1 million, a 19% increase in non-GAAP net income to $13.0 million and non-GAAP diluted earnings per share of $0.30,” said Steve Streit, Green Dot’s Chairman and Chief Executive Officer. “Our commitment to provide mass access to simple, inexpensive, low hassle products that allow consumers to solve their basic financial and payment needs continues to drive our growth.”
GAAP financial results for the third quarter of 2010 compared to the third quarter of 2009:
•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 36% to $88.9 million for the third quarter of 2010 from $65.3 million for the third quarter of 2009

•	GAAP net income decreased 14% to $9.0 million for the third quarter of 2010 from $10.5 million for the third quarter of 2009

•	GAAP basic and diluted earnings per common share were $0.22 and $0.20, respectively, for the third quarter of 2010 and $0.28 and $0.22, respectively, for the third quarter of 2009
Non-GAAP financial results for the third quarter of 2010 compared to the third quarter of 2009:1
•	Non-GAAP total operating revenues[1] increased 44% to $94.1 million for the third quarter of 2010 from $65.3 million for the third quarter of 2009

•	Non-GAAP net income[1] increased 19% to $13.0 million for the third quarter of 2010 from $10.9 million for the third quarter of 2009

•	Non-GAAP diluted earnings per share[1] was $0.30 for the third quarter of 2010 and $0.27 for the third quarter of 2009

•	EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 22% to $24.4 million for the third quarter of 2010 compared to $20.0 million for the third quarter of 2009
Key business metrics for the quarter ended September 30, 2010:
•	Number of general purpose reloadable debit cards activated was 1.5 million, an increase of 36% over the third quarter of 2009

•	Number of cash transfers was 6.9 million, an increase of 53% over the third quarter of 2009

•	Number of active cards (as of quarter end) was 3.3 million, an increase of 50% over the third quarter of 2009

•	Gross dollar volume was $2.5 billion, an increase of 69% over the third quarter of 2009
Refer to our Quarterly Report on Form 10-Q for a description of these key business metrics.

[1]	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

“Our strong cash flow from operations affords us significant flexibility to pursue growth opportunities, and our balance sheet remains strong with over $135 million in unrestricted cash and cash equivalents and we have no long-term debt,” said John Keatley, Green Dot’s Chief Financial Officer.
The following tables show our quarterly key business metrics for each of the last seven calendar quarters:

	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2010	2010	2010	2009	2009	2009	2009
	(in millions)
Number of GPR cards activated	1.5	1.5	1.8	1.4	1.1	0.9	0.9
Number of cash transfers	6.9	6.4	5.9	5.1	4.5	4.1	3.5
Number of active cards (as of quarter end)	3.3	3.2	3.4	2.7	2.2	2.0	1.7
Gross dollar volume	$2,516	$2,375	$2,846	$1,745	$1,486	$1,345	$1,207
Conference Call
The Company will host a conference call to discuss third quarter 2010 financial results today at 5:00pm ET. Hosting the call will be Steve Streit, chief executive officer, and John Keatley, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-4774, or for international callers (480) 629-9760. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 4369579. The live call and the replay, along with supporting materials, can also be accessed through the Company’s investor relations website at http://ir.greendot.com/. A replay of the webcast will be available for 30 days.
Forward-Looking Statements
This earnings release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its quarterly reports on Form 10-Q, which are available on the Company’s investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 3, 2010, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude interest expense (income), net, income tax expense, depreciation and amortization, employee stock-based compensation expense and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted average shares issued and outstanding and adjusted EBITDA. These non-GAAP results are not in accordance with, or an alternative or substitute for, results prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s consolidated financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of our website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, a leading prepaid card reloading network in the United States. Consumers can access the Green Dot Network and use it for a wide variety of transactions, including cash loading onto prepaid cards and adding funds to a PayPal account through MoneyPak®. Green Dot sells its cards and offers reload services nationwide at approximately 50,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack, which provide consumers convenient access to its products and services. Green Dot’s products include MasterCard® and Visa® branded prepaid debit cards and the Green Dot MoneyPak®. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com and www.moneypak.com.
Contacts
Investor Relations
Don Duffy, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$135,581	$56,303
Settlement assets	11,784	42,569
Accounts receivable, net	23,985	29,157
Prepaid expenses and other assets	6,776	7,262
Income taxes receivable	—	5,452
Net deferred tax assets	4,335	4,634

Total current assets	182,461	145,377
Restricted cash	5,163	15,381
Accounts receivable, net	3,175	1,130
Prepaid expenses and other assets	641	1,047
Property and equipment, net	16,045	11,973
Deferred expenses	5,894	8,200

Total assets	$213,379	$183,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$11,331	$9,777
Settlement obligations	11,784	42,569
Amounts due to card issuing banks for overdrawn accounts	33,181	23,422
Other accrued liabilities	14,071	13,916
Deferred revenue	11,227	15,048
Income tax payable	2,986	—

Total current liabilities	84,580	104,732
Other accrued liabilities	4,398	2,761
Deferred revenue	50	97
Net deferred tax liabilities	3,886	4,154

Total liabilities	92,914	111,744

Stockholders’ equity:
Convertible preferred stock, $0.001 par value: 5,000 shares authorized as of September 30, 2010, 25,554 shares authorized as of December 31, 2009; no shares issued and outstanding as of September 30, 2010, 24,942 shares issued and outstanding as of December 31, 2009; liquidation preference of $0 and $31,322 as of September 30, 2010 and December 31, 2009, respectively	—	31,322
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2010, no shares authorized as of December 31, 2009; 7,589 shares issued and outstanding as of September 30, 2010, no shares issued and outstanding as of December 31, 2009	5	—
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of September 30, 2010, 50,000 shares authorized as of December 31, 2009; 33,269 and 12,860 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	34	13
Additional paid-in capital	58,706	12,603
Retained earnings	61,720	27,426

Total stockholders’ equity	120,465	71,364

Total liabilities and stockholders’ equity	$213,379	$183,108

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands except per share data)
Operating revenues:
Card revenues	$40,592	$30,849	$124,978	$93,011
Cash transfer revenues	26,484	17,256	73,630	49,383
Interchange revenues	27,044	17,213	81,106	46,554
Stock-based retailer incentive compensation	(5,216)	—	(7,673)	—

Total operating revenues	88,904	65,318	272,041	188,948

Operating expenses:
Sales and marketing expenses	30,305	17,182	87,777	52,430
Compensation and benefits expenses	17,621	12,666	50,474	32,827
Processing expenses	14,579	9,951	43,131	27,092
Other general and administrative expenses	10,976	7,587	33,997	18,721

Total operating expenses	73,481	47,386	215,379	131,070

Operating income	15,423	17,932	56,662	57,878
Interest income	111	64	269	179
Interest expense	(23)	(3)	(48)	(3)

Income before income taxes	15,511	17,993	56,883	58,054
Income tax expense	6,540	7,522	22,589	24,344

Net income	8,971	10,471	34,294	33,710
Dividends, accretion, and allocated earnings of preferred stock	(1,255)	(7,060)	(16,094)	(22,886)

Net income allocated to common stockholders	$7,716	$3,411	$18,200	$10,824

Basic earnings per common share:
Class A common stock	$0.22	$—	$0.87	$—

Class B common stock	$0.22	$0.28	$0.87	$0.90

Basic weighted-average common shares issued and outstanding
Class A common stock	4,266	—	1,442	—

Class B common stock	28,627	12,051	18,232	12,046

Diluted earnings per common share:
Class A common stock	$0.20	$—	$0.81	$—

Class B common stock	$0.20	$0.22	$0.81	$0.70

Diluted weighted-average common shares issued and outstanding
Class A common stock	36,132	—	22,884	—

Class B common stock	31,862	15,262	21,441	15,545

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,
	2010	2009
	(in thousands)
Operating activities
Net income	$34,294	$33,710
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	5,405	3,552
Provision for uncollectible overdrawn accounts	34,912	18,089
Employee stock-based compensation	5,246	1,983
Stock-based retailer incentive compensation	7,673	—
Provision (benefit) for uncollectible trade receivables	(24)	112
Impairment of capitalized software	388	315
Deferred income tax expense	31	(1,731)
Change in operating assets and liabilities:
Settlement assets	30,785	3,289
Accounts receivable	(31,761)	(19,668)
Prepaid expenses and other assets	817	(3,105)
Deferred expenses	2,306	3,568
Accounts payable and accrued liabilities	3,877	2,544
Settlement obligations	(30,785)	(3,289)
Amounts due to card issuing banks for overdrawn accounts	9,759	4,996
Deferred revenue	(3,868)	(4,988)
Income taxes payable (receivable)	8,438	2,238

Net cash provided by operating activities	77,493	41,614

Investing activities
Decrease (increase) in restricted cash	10,218	(13,028)
Purchases of property and equipment	(10,321)	(5,547)

Net cash used in investing activities	(103)	(18,575)

Financing activities
Repayments on line of credit	—	(77)
Borrowings on line of credit	—	77
Proceeds from exercise of warrants and options	1,888	162
Exercise of call option on warrant	—	(1,958)
Redemption of preferred and common shares	—	(617)

Net cash provided by (used in) financing activities	1,888	(2,413)

Net increase in unrestricted cash and cash equivalents	79,278	20,626
Unrestricted cash and cash equivalents, beginning of year	56,303	16,692

Unrestricted cash and cash equivalents, end of period	$135,581	$37,318

Cash paid for interest	$40	$42
Cash paid for income taxes	$14,215	$24,009

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$88,904	$65,318	$272,041	$188,948
Stock-based retailer incentive compensation (2)(3)	5,216	—	7,673	—

Non-GAAP total operating revenues	$94,120	$65,318	$279,714	$188,948

Reconciliation of Net Income to Adjusted EBITDA (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$8,971	$10,471	$34,294	$33,710
Interest income, net	(88)	(61)	(221)	(176)
Income tax expense	6,540	7,522	22,589	24,344
Depreciation and amortization	2,042	1,227	5,405	3,552
Employee stock-based compensation expense (3)(4)	1,746	800	5,246	1,983
Stock-based retailer incentive compensation (2)(3)	5,216	—	7,673	—

Adjusted EBITDA	$24,427	$19,959	$74,986	$63,413

Non-GAAP total operating revenues	$94,120	$65,318	279,714	$188,948

Adjusted EBITDA / non-GAAP total operating revenue (adjusted EBITDA margin)	26.0%	30.6%	26.8%	33.6%

Reconciliation of Net Income to Non-GAAP Net Income (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$8,971	$10,471	$34,294	$33,710
Employee stock-based compensation expense (4)	1,010	464	3,163	1,150
Stock-based retailer incentive compensation (2)	3,017	—	4,626	—

Non-GAAP net income	$12,998	$10,935	$42,083	$34,860

Diluted earnings per share*
GAAP	$0.20	$0.22	$0.81	$0.70
Non-GAAP	$0.30	$0.27	$0.99	$0.86

Diluted weighted-average shares issued and outstanding*
GAAP	36,132	15,262	22,884	15,545
Non-GAAP	43,918	40,203	42,534	40,529

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

**	Diluted weighted-average Class A shares issued and outstanding diluted weighted-average Class B shares issued and outstanding are the most directly comparable GAAP measure for periods ending 2010 and 2009, respectively.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36,132	15,262	22,884	15,545
Assumed conversion of weighted-average shares of preferred stock	5,693	24,941	18,455	24,984
Weighted-average shares subject to repurchase	2,093	—	1,195	—

Diluted weighted-average shares issued and outstanding	43,918	40,203	42,534	40,529

*	Refer to shares of Class A common stock for periods ending in 2010 and shares of Class B common stock for periods ending in 2009.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of September 30:
Class A common stock	7,589	—	7,589	—
Class B common stock	33,269	12,060	33,269	12,060
Preferred stock	—	24,942	—	24,942

Total stock outstanding as of September 30	40,858	37,002	40,858	37,002
Weighting adjustment	(179)	(10)	(1,534)	28
Dilutive potential shares:
Stock options	3,180	2,950	3,011	2,921
Warrants	55	261	198	578
Employee stock purchase plan	4	—	1	—

Non-GAAP diluted weighted-average shares issued and outstanding	43,918	40,203	42,534	40,529

(1)	To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:
•	stock-based retailer incentive compensation is a non-cash GAAP accounting charge that acts as an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its month-

end stock prices and thus provides insight on the operating revenues directly associated with those core operations.
•	The Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $1.7 million and $0.8 million for the three months ended September 30, 2010 and 2009, respectively, and approximately $5.2 million and $2.0 million for the nine months ended September 30, 2010 and 2009, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers), and is not a key measure of the Company’s operations;

•	Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies;
The Company’s management uses the non-GAAP financial measures:
•	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

•	for planning purposes, including the preparation of the Company’s annual operating budget;

•	to allocate resources to enhance the financial performance of the Company’s business;

•	to evaluate the effectiveness of the Company’s business strategies; and

•	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:
•	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

•	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	that these measures do not reflect interest expense or interest income;

•	that these measures do not reflect cash requirements for income taxes;

•	that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

•	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)	This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Walmart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)	The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)	This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.